UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 8, 2010

Affiliated Managers Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-13459	04-3218510
(Commission File Number)	(IRS Employer Identification No.)

600 Hale Street Prides Crossing, Massachusetts	01965
(Address of Principal Executive Offices)	(Zip Code)

(617) 747-3300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02             Unregistered Sales of Equity Securities.

Pursuant to the terms of the Indenture dated May 7, 2001, as amended, between Affiliated Managers Group, Inc. (“AMG”) and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Indenture”), on May 14, 2010, AMG called all of its outstanding Zero Coupon Senior Convertible Notes due May 7, 2021 (“zero coupon senior convertible notes”) for redemption.  In lieu of redemption, holders of all of the outstanding zero coupon senior convertible notes elected to convert their securities into shares of AMG common stock, par value $0.01 per share. As a result of the conversions between May 14, 2010 and June 10, 2010, AMG issued an aggregate of 873,626 shares of its common stock. The number of shares of common stock issued was based on the conversion rate of the securities as specified in the Indenture.  AMG will not receive any cash proceeds as a result of the conversions.

The issuance of the shares of AMG common stock upon these conversions will be made by AMG pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 3(a)(9) of such act.

ITEM 5.07.            Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders was held in Prides Crossing, Massachusetts on June 8, 2010.  At that meeting, the stockholders considered and acted upon the following proposals:

1.  The Election of Directors.  By the vote reflected below, the stockholders elected the following individuals to serve as directors until the 2011 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified:

	Votes For	Votes Withheld	Broker Non-Votes
Samuel T. Byrne	36,881,496	657,389	2,450,131
Dwight D. Churchill	37,037,570	501,315	2,450,131
Sean M. Healey	36,802,111	736,774	2,450,131
Harold J. Meyerman	31,922,123	5,616,762	2,450,131
William J. Nutt	36,605,865	933,020	2,450,131
Rita M. Rodriguez	37,016,967	521,918	2,450,131
Patrick T. Ryan	32,345,394	5,193,491	2,450,131
Jide J. Zeitlin	32,373,665	5,165,220	2,450,131

There were no abstentions with respect to this proposal.

2.  The Approval of the Long-Term Executive Incentive Plan.  The stockholders voted to approve the Long-Term Executive Incentive Plan, as amended and restated.  33,167,511 shares voted for the proposal; 3,602,332 shares voted against the proposal; and 769,042 shares abstained from voting on the proposal.  There were 2,450,131 broker non-votes on the proposal.

3.  The Ratification of the Selection of PricewaterhouseCoopers LLP as AMG’s Independent Registered Public Accounting Firm for the Current Fiscal Year.  The stockholders voted to ratify the selection of PricewaterhouseCoopers LLP as AMG’s independent registered public accounting firm for the current fiscal year.  38,918,383 shares voted for the proposal; 1,062,826 shares voted against the proposal; and 7,807 shares abstained from voting on the proposal.  There were no broker non-votes on the proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFILIATED MANAGERS GROUP, INC.

Date: June 14, 2010
	By:	/s/ John Kingston, III
Name: John Kingston, III
Title: Executive Vice President, General Counsel and Secretary